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                                                            Exhibit 10(iii)(A)14



              LUCENT TECHNOLOGIES INC. 1999 STOCK COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

                           Effective February 19, 1999

         SECTION 1. PURPOSE. The purpose of the Lucent Technologies Inc. 1999 Stock Compensation Plan for Non-Employee Directors (the "Plan") is to enable Lucent Technologies Inc., a Delaware corporation (the "Company"), to attract and retain qualified persons to serve as directors, to enhance the equity interest of directors in the Company, and to solidify the common interests of its directors and shareholders in enhancing the value of the Company's common stock. The Plan seeks to encourage the highest level of director performance by providing directors with a proprietary interest in the Company's performance and progress.

         SECTION 2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

         (a) "Affiliate" shall mean (i) any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

         (b) "Annual Meeting" shall mean the Company's annual, general meeting of shareholders.

         (c) "Annual Term" shall mean the twelve calendar-month period beginning on the March 1 following each Annual Meeting.

         (d) "Agreement" shall mean the written agreement evidencing an Option granted under the Plan.

         (e) "Board" shall mean the Board of Directors of the Company.

         (f) "Business Day" means any day on which the New York Stock Exchange is open for transaction of business.

         (g) "Change in Control" shall mean the happening of any of the following events:

                  (i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (an "Entity") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other
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than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company,
(2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 2(g); or

                  (ii) A change in the composition of the Board during any two year period such that the individuals who, as of the beginning of such two year period, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the beginning of the two year period, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be so considered as a member of the Incumbent Board; or

                  (iii) The approval by the shareholders of the Company of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of the assets of the Company (each, a "Corporate Transaction") or, if consummation of such Corporate Transaction is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding however, such a Corporate Transaction pursuant to which
(A) all or substantially all of the individuals and entities who are the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation or other Person which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries (a "Parent Company")) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, (B) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, such corporation resulting from such Corporate Transaction or, if reference was made to equity ownership of any Parent Company for purposes of determining whether
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clause (A) above is satisfied in connection with the applicable Corporate
Transaction, such Parent Company) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board will immediately after the consummation of the Corporate Transaction constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, of the Parent Company); or

                  (iv) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

         (h) "Committee" shall mean the Corporate Governance and Compensation Committee of the Board (or any successor committee consisting of two or more members of the Board).

         (i) "Company" shall mean Lucent Technologies Inc., a Delaware corporation.

         (j) "Deferral Plan" shall mean the Company's Deferred Compensation Plan, as amended, and any successor or replacement plan then in effect with respect to Participants.

         (k) "Exercise Date" shall have the meaning prescribed by Section 6(f).

         (l) "Fair Market Value" shall mean, with respect to Shares, the average of the highest and lowest reported sales prices, regular way, of Shares in transactions reported on the New York Stock Exchange on the date of determination of Fair Market Value, or if no sales of Shares are reported on the New York Stock Exchange for that date, the comparable average sales price for the last previous day for which sales were reported on the New York Stock Exchange.

         (m) "Grant Date" means the date on which an Option or Stock Retainer is granted under the Plan.

         (n) "Option" shall mean a non-statutory stock option granted under
Section 6 of the Plan.

         (o) "Participant" shall mean each member of the Board from time to time who is not a full-time employee of the Company or any of its Affiliates.
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         (p) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, limited liability company, other entity or government or political subdivision thereof.

         (q) "Retainer" shall mean the retainer paid to each Participant as compensation for services as a member of the Board or any committee of the Board with respect to each Annual Term, but shall not include any reimbursement for expenses.

         (r) "Shares" shall mean the shares of common stock, $.01 par value, of the Company.

         (s) "Stock Retainer" shall mean that portion of a Participant's Retainer which, pursuant to Section 5 of this Plan, such Participant has elected, or is required, to receive in Shares.

         SECTION 3. ADMINISTRATION. The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to such resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to (i) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (ii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (iii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding upon all Persons, including the Company, any Participants or any shareholder.

         SECTION 4. SHARES SUBJECT TO THE PLAN.

         (a) Subject to adjustment as provided in Section 4(b), the total number of Shares available for Options and Stock Retainers granted under the Plan on and after February 19, 1999 and on or prior to February 1, 2004 shall be five hundred thousand (500,000) Shares; provided, that if any Shares are subject to an Option that is forfeited, expires, or otherwise is terminated without issuance of Shares, the Shares subject to such Option shall again be available for Options and Stock Retainers under the Plan.

         (b) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares, such adjustments and other substitutions shall be made to the Plan and to Options as the Committee in its sole discretion deems equitable or appropriate, including without limitation such adjustments in the aggregate number, class and kind of Shares which may be delivered under the Plan, and in the number, class, kind and option or exercise price of Shares subject to outstanding Options as the Committee may determine to be appropriate in its sole discretion to prevent dilution or enlargement of rights; provided that the number of Shares or other securities subject to any Option shall always be a whole number.
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         SECTION 5. STOCK RETAINER.

         (a) Commencing with the Annual Term beginning March 1, 1999, each Participant will receive fifty percent (50%) of his or her Retainer for each Annual Term in the form of a Stock Retainer and may elect to receive all or any portion of the remaining fifty percent (50%) of such Retainer in the form of either a Stock Retainer or in cash; provided, that, each Participant may elect to receive in lieu of any or all of any amount to be paid as a Stock Retainer a payment in the form of an Option for the number of Shares determined pursuant to
Section 6(b).

         (b) If any Participant fails to notify the Secretary of the Company in writing by December 31 of the preceding Annual Term of the desired form of payment of the Retainer for the next Annual Term, then such Participant shall be deemed to have elected a Stock Retainer for fifty percent (50%) of the value of such Retainer, with the remaining 50% in cash. Any such election shall be filed on a form prescribed by the Company for this purpose and such election (or failure to elect) shall be irrevocable as of the last date by which such election was due to be filed with the Company.

         (c) Any Shares constituting a Stock Retainer shall be payable automatically on March 1 of each Annual Term (or, if March 1 is not a Business Day, on the next succeeding Business Day), commencing March 1, 1999. Payments for the cash portion, if any, of the Annual Retainer shall be made on the same day. A Participant's Stock Retainer shall consist of the largest number of whole Shares having a Fair Market Value as of the date of payment, equal to the portion of the Retainer to be paid in Shares. The Fair Market Value of any fractional share shall be paid in cash. A Participant may elect to have all or a portion of the Shares or cash otherwise deliverable under this Section 5 credited to the deferred compensation account of such Participant under the Deferral Plan to be held in, respectively, the Company Shares and cash portions of such account.

         (d) This Section 5 shall apply to any person who becomes a Participant other than at the beginning of an Annual Term (or the immediately preceding Annual Meeting) with respect to the Retainer determined by the Committee to be payable for such portion of such Annual Term which follows his or her appointment to the Board. Such person shall make the election prescribed by
Section 5(a) no later than the 30th day following the effective date of his or her appointment to the Board. The payment date for any cash portion of the Retainer and the Grant Date for any Option or Stock Retainer shall be the first Business Day which occurs at least fifteen (15) calendar days after receipt by the Company of such election.

         SECTION 6. OPTIONS.

         (a) Commencing with the Annual Term beginning March 1, 1999, there shall be granted automatically to each Participant, on March 1 of each Annual Term (or, if
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March 1 is not a Business Day, on the next succeeding Business Day) an Option to purchase two thousand five hundred (2,500) Shares on the terms and conditions described in this Plan. There shall be granted automatically to each Person who becomes a Participant subsequent to such date and during such Annual Term an Option for 2,500 Shares (or such lesser number determined by the Committee) on the terms and conditions described in this Plan on the Grant Date prescribed in
Section 5(d).

         (b) Commencing with the Annual Term beginning March 1, 1999, there shall be automatically granted on March 1 of each Annual Term (or, if March 1 is not a Business Day, on the next succeeding Business Day) to each Participant who has elected, pursuant to Section 5, payment of all or any portion of the Retainer in the form of an Option, an Option, on the terms and conditions described in this Plan, to purchase the largest number of whole Shares obtained by applying the following formula:

Dollar Amount of Retainer to be paid as an Option   X  3   =  Number of Shares
--------------------------------------------------------
         Fair Market Value of a Share on March 1*

         *Or, if March 1 is not a Business Day, on the next succeeding Business Day.

The value of any fractional share shall be paid in cash.

         (c) Any Option granted under the Plan shall be evidenced by an Agreement in such form as the Committee may from time to time approve. Options shall be subject to the terms and conditions set forth in this Plan and to such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall deem desirable.

         (d) The exercise price per Share under an Option shall be the Fair Market Value of a Share on the Grant Date, subject to adjustment as prescribed in Section 4(b).

         (e) The term of each Option shall be ten years from the Grant Date.

         (f) Options shall be vested and non-forfeitable on the Grant Date and be fully exercisable on the earliest of (i) the date which is six (6) months after the Grant Date, (ii) the occurrence of a Change in Control and (iii) the death of a Participant (any of the foregoing the "Exercise Date").

         (g) Except as provided in this Section 6(g), an Option is not transferable other than by will or the laws of descent and distribution, and during the lifetime of the Participant may be exercised only by such Participant or his or her guardian or legal representative. The Option may be transferred by the Participant, in accordance with rules established by the Company, to one or more members of the Participant's immediate family, to a partnership of which the only partners are members of such
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immediate family or to a trust established by the Participant for the benefit of one or more members of such immediate family (each such transferee a "Permitted Transferee"). For purposes of this Section 6(g), "immediate family" means a Participant's spouse, parents, children, grandchildren and spouses of children and grandchildren (including adopted children and grandchildren, as the case may be). A Permitted Transferee may not further transfer the Option. An Option transferred pursuant to this Section 6(g) shall remain subject to all of the provisions of the Plan and any Agreement with respect to such Option and may not be exercised by a Permitted Transferee unless and until all legal or regulatory approvals, listings, registrations, qualifications or other clearances as determined by the Company to be required or appropriate have been obtained.

         (h) A Participant may, in accordance with procedures established by the Company, designate one or more beneficiaries to receive all of his or her rights to any unexercised Option and may change or revoke such designation at any time. In the event of the death of the Participant, any Option or portion thereof which is subject to such a designation shall be exercisable (to the extent such designation is determined by the Company to be valid, effective and enforceable) by the designated person or persons in accordance with this Plan and any Agreement. Such determination by the Company shall be final and binding on all Persons, and the Company shall have no liability with respect to any Person with respect to such determination.

         (i) Any Option may be exercised by the Participant in whole or in part at any time on or after the Exercise Date and before the expiration of such Option. The Participant shall make payment of the Option price in cash or in Shares with a Fair Market Value equivalent to the exercise price for all of the Shares to be purchased upon exercise of the Option. The Committee may permit the deferral under the Deferral Plan of any gain upon the exercise of an Option by a Participant who then is actively serving on the Board, subject to such rules and procedures as it may establish to be held in the Company Shares portion of such Participant's account.


         SECTION 7. AMENDMENTS AND TERMINATION. The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under an Option theretofore granted, without the Participant's consent, or that without the approval of the shareholders would:

         (a) except as is provided in Section 4(b) of the Plan, increase the total number of shares reserved for the purpose of the Plan; or

         (b) change the Participants eligible to participate in the Plan.

         SECTION 8. GENERAL PROVISIONS.
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         (a) Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any director for reelection by the Company's shareholders or to limit the rights of the shareholders to remove any director.

         (b) The Company shall have the right to require, prior to the issuance or delivery of any Shares pursuant to the Plan, payment by a Participant to the Company of any taxes required by law to be withheld with respect to the issuance or delivery of such Shares.

         (c) Shares issued or delivered under the Plan shall be in either book entry form or in certificate form pursuant to instructions given by the Participant to the Company. All Shares delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable Federal or state securities law, and the Company may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (d) The issuance or delivery of any Shares under this Plan may be postponed by the Company for such period as may be required to comply with any applicable requirements under the Federal securities laws, any applicable listing requirements of any national securities exchange and requirements under any other law or regulation applicable to the issuance or delivery of such Shares, and the Company shall not be obligated to issue or deliver any Shares if the issuance or delivery of such Shares shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

         (e) The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

         (f) If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Company, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Company, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

         SECTION 9. EFFECTIVE DATE OF PLAN. The Plan first becomes effective on February 19, 1999, and shall thereupon supersede and replace the Lucent Technologies Inc. Amended and Restated Stock Retainer Plan for Non-Employee Directors.
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         SECTION 10. TERM OF PLAN. No Option or Stock Retainer shall be granted pursuant to the Plan after February 1, 2004, but any Option theretofore granted may extend beyond that date.

IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Lucent Technologies Inc. 1999 Stock Compensation Plan for Non-Employee Directors effective as of February 19, 1999.